EXHIBIT 10.4

                                    AGREEMENT

      AGREEMENT made this 9th day of February, 1999, by and between STOCKPLAYER.COM., INC., a New York Corporation and FAMOUS FIXINS,INC., a New York corporation.

      WHEREAS, in accordance with Exhibit C to the Agreement dated February 9th 1999, Famous Fixins, Inc. is obligated to deliver 1,000,000 shares of its common stock to StockPlayer.com, Inc. in consideration for promotional services.

      NOW, THEREFORE, in consideration of the mutual promises herein set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Famous Fixins, Inc. agrees to transfer and assign 1,000,000 shares of Common Stock to StockPlayer.com, Inc. in satisfaction of the payment services to be performed under the above referenced Agreement dated February 9, 1999.

2. Famous Fixins, Inc. acknowledges that it will be benefited by the promotional services rendered by StockPlayer.com, Inc.

    IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                           FAMOUS FIXINS

                                           By: /s/ Jason Bauer
                                              -----------------------------

                                           STOCKPLAYER.COM, INC.

                                           By: /s/ Vincent Napolitano
                                              -----------------------------

                        STOCKPLAYER.COM, INC. AGREEMENT

      This StockPlayer.com, Inc. Agreement (the "Agreement") is entered into on this 9th day of February, 1999 between StockPlayer.com, Inc., a New York Corporation, and Famous Fixins, Inc. a New York corporation ("Client").

      WHEREAS, StockPlayer.com, Inc. is in the business of planning, developing, implementing, marketing and promotional campaigns for corporations and other business entities ("Promotional Services");

      WHEREAS, the Client desires to retain StockPlayer to provide the Promotional Services, and StockPlayer desires to provide such Promotional Services to Client, pursuant to the terms, conditions and provisions contained in this Agreement for a period of five years.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Promotional Services. Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in this Agreement, StockPlayer agrees to provide to Client the Promotional Services identified on Exhibit A which is attached hereto and incorporated herein by reference, for the period commencing on the latter of (the "Effective Date") the date that this Agreement is executed and delivered by Client or the date that StockPlayer receives payment of its fees as herein provided and expiring on the 365th day following the effective date of this Agreement (the "Term").

2. Obligations and Responsibilities of Client. As of the date hereof and during the Term of this Agreement, Client agrees as follows:

            Representations and Warranties.

            Client represents and warrants to StockPlayer that:

            (A) Organization.  Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

            (B) Formal Action.  Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and this Agreement has been duly approved by Client's Board of Directors.

            (C) Valid and Binding Agreement.  This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms.

            (D) No Violation.  The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

            (E) Litigation.  No action, suit or proceeding is pending against or affecting the Client.

            (F) Accuracy of Information.  The information furnished by Client to StockPlayer regarding the business, operations, financial condition, including financial statements, business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package") is complete and accurate n all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were not misleading.

            Covenants and Agreements.

Client covenants and agrees to comply with the following covenants:

(1) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to StockPlayer and for the accuracy and completeness of the contents of all materials prepared by StockPlayer for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B attached hereto and incorporated herein by reference as the duly authorized representatives of Client for purposes of certifying to StockPlayer the accuracy of all documents, advertisements or other materials prepared by StockPlayer for and on behalf of Client. The Client agrees to promptly advise StockPlayer in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any report, advertorial or other document prepared by StockPlayer for and on behalf of Client misleading in any material respect. Client hereby agrees that StockPlayer and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until StockPlayer is advised in writing by an authorized representative of Client that the information previously furnished to StockPlayer is inaccurate or incomplete in any material respect. Client acknowledges that StockPlayer shall have no obligation to provide services hereunder until it has received a written certificate from an authorized representative of Client as follows: StockPlayer shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval and Client shall sign and return such materials marketing all corrections and changes that the Client believes appropriate. Client acknowledges that StockPlayer will make oral representations based on the information furnished hereunder and the Client authorizes such representations.

(2) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

(3) Financial and Other Information. Client agrees to furnish to StockPlayer the following information:

      (A) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

      (B) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

(4) StockPlayer Reliance on Client's Full Disclosure. Client will provide, or cause to be provided, to StockPlayer all financial and other information requested by StockPlayer for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that StockPlayer will use such information in performing the services contemplated by this Agreement without independently verifying such information and that StockPlayer does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to StockPlayer. The persons executing this Agreement on behalf of Client agree to keep StockPlayer promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely the business, properties, condition (financial or other) or operations (present or prospective) of Client.

(5) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligations and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

(6) Compensation. In consideration of the Promotional Services to be performed by StockPlayer hereunder, StockPlayer hereby agrees to be compensated in the manner and in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto.

(7) Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to StockPlayer and for the contents of all materials, advertorials and other information prepared by StockPlayer for an on behalf of Client as provided herein and Client agrees to indemnify StockPlayer in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference.

(8) Relationship of the Parties. This Agreement provides for the providing of marketing and promotional services by StockPlayer to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of StockPlayer to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating StockPlayer to act as a financial or business advisor or consultant to Client, as permitting or obligating StockPlayer to participate in the management of client's business, as creating or imposing any fiduciary obligations on the part of StockPlayer with respect to the provisions of services hereunder and StockPlayer shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws affecting the services to be provided hereunder. Or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof.

(9) Survival of Certain Provisions. The Client's obligations to pay the fees and expenses of StockPlayer pursuant to Section 1 of this Agreement and to comply with the indemnification provisions pursuant to Exhibit D and shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon, and shall inure to the benefit of, StockPlayer and, in the case of the indemnify agreement, the persons, agents, employees, officers, directors and controlling persons referred to in the Indemnification Agreement, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under of this Agreement shall be fully earned on the Effective Date of this Agreement notwithstanding prior termination of this Agreement.

(10) Termination. StockPlayer shall have the right in its sole and absolute discretion to terminate its obligations hereunder and to immediately cease providing Promotional Services pursuant to this Agreement if StockPlayer, in the exercise of its reasonable judgment, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements contained herein or if any federal or state governmental agency or instrumentality institutes an investigation or suit against Client or pertaining to the services hereunder.

(11)  Miscellaneous.

      A. Governing Law. This Agreement shall be governed by the laws of the State of New York.

      B. Entire Agreement. This agreement and the Exhibits hereto embody the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

      C. Amendments to be in Writing. This Agreement may be amended only in a writing signed by all of the parties.

      D. No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in a writing signed by that party. No course of dealing and no delay on the part of StockPlayer in exercising its rights shall operate as a waiver of that right or otherwise prejudice StockPlayer. StockPlayer's failure to insist upon the strict performance of any provision of this Agreement, or to exercise any right or available to StockPlayer, shall not constitute a waiver by StockPlayer of such provision. No specific waiver by StockPlayer of any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision. Client shall have no right to cure any breach except as specifically provided herein.

      E.    Counterparts.   This Agreement may be executed in multiple
            Counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      F. Circulation of Rights and Remedies. No right or remedy of StockPlayer under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing whether by contract, at law, or in equity.

      G. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

      H. Payment of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other costs.

      I. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be given to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgement. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 3 business days after the date of Mail.

            Client:      Famous Fixins, Inc.
                         250 West 57th Street
                         Suite 2501
                         New York, NY 10107

            StockPlayer: StockPlayer.com, Inc.
                         100 Quentin Roosevelt Blvd., Suite 202
                         Garden City, New York 11530
                         Attn:  Mr. Vincent Napolitano
                         (516)357-9550

      J. Heading. The headings in this Agreement are intended solely for conveniences of reference. They shall be given no effect in the construction or interpretation of this Agreement.

      K. Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity of enforceability of any other provision.

      In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Attest:                                          FAMOUS FIXINS, INC.


By:                                              By: /s/ Jason Bauer
[Corporate Seal]                                    -------------------------

Attest:                                          STOCKPLAYER.COM., INC.

By:                                              By: /s/ Vincent Napolitano

[Corporate Seal]

                                 Exhibit A

                            Promotional Services

The services to be provided are as follows:

      The services that shall be provided to Famous Fixins, Inc. will be designed to assist the Company disseminating information concerning the Company's business to the investing public by use of the Internet, radio and magazine hard copy. This Agreement will be for a period of five years.

      The parties hereto by signing this Exhibit in the space provided below signify their agreement regarding the service to be provided by StockPlayer under the Agreement.


                                         FAMOUS FIXINS, INC.

                                         By: /s/Jason Bauer
                                            ---------------------------

                                         STOCKPLAYER.COM., INC.

                                         By: /s/ Vincent Napolitano

                                            ---------------------------

                                  EXHIBIT B

Client hereby designates the following person or persons to act on its behalf of the Agreement.

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

                               EXHIBIT C
                             COMPENSATION


1. Famous Fixins, Inc. agrees to issue StockPlayer 1,000,000 shares of Common Stock in Client (the "Shares") which Shares shall be duly and validly issued, fully paid and nonassessable and shall not be issued in violation of any preemptive right of any stockholders of client. The Shares shall be issued in compliance with the exemption from the registration requirements of the Securities Act of 1933 (the "Act") and/or pursuant to Rule 504 of the General Rules and Regulation under the Securities Act of 1933.

2. Client acknowledges that the consideration to be paid to StockPlayer shall be fully earned on the date that StockPlayer commences providing services under the Agreement regardless of whether the Agreement is terminated as provided in the Agreement prior to completion of all services.

      The parties hereto by signing this Exhibit in the space provided below signify their agreement to the compensation provisions contained herein.

                                          FAMOUS FIXINS, INC.

                                          By: /s/ Jason Bauer
                                             ---------------------------

                                          STOCKPLAYER.COM, INC.

                                          By: /s/ Vincent Napolitano

                                             ---------------------------

                              EXHIBIT D

                            INDEMNIFICATION

      This Indemnification Agreement constitutes part of theStockPlayer.com, Inc. (the Agreement) dated February 9, 1999 between Client (as defined in the Agreement) and StockPlayer.

      Client acknowledges and agrees that if, in connection with the services or matters that are the subject of or arise out of such Agreement, StockPlayer becomes involved (whether or not as a named party) in any action, claim or legal proceeding (including any governmental inquiry or investigation), Client agrees to reimburse StockPlayer for its reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) as they are incurred by StockPlayer, Client also agrees to indemnify and hold StockPlayer harmless against any losses, claims damages, or liabilities, joint or several, as incurred, to which StockPlayer may become subject in connection with the services or matters which are the subject of or arise out of the Agreement; provided, however, that Client shall not be liable under the foregoing indemnify in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability is a consequence of intentional fraudulent acts committed by StockPlayer without the knowledge and/or consent of Client. In the event that the foregoing indemnify is unavailable by operation of law, then Client shall contribute to amounts paid or payable by StockPlayer in respect of such losses, claims, damages and liabilities in the proportion that Client's interest bears to StockPlayer's interest in the matters contemplated by the Agreement. If, however, the allocation provided immediately preceding sentence is not permitted by applicable law, or otherwise, then Client shall contribute to such amount paid or payable by StockPlayer in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of Client on the one hand and StockPlayer on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

      Promptly after StockPlayer's receipt of notice of the commencement of any action or of any claim, StockPlayer will, if a claim in respect thereof is to be made against Client under this Indemnify Agreement, notify Client of the commencement thereof. In case any such actin or claim is brought against StockPlayer, Client will be entitled to participate therein and, to the extent that Client may wish, to assume the defense thereof, with counsel satisfactory to StockPlayer. After notice from Client to StockPlayer of

Client's election to so assume the defense thereof, Client will not be liable to StockPlayer for indemnification as provided in the preceding paragraph for any legal fees, disbursements of counsel or other expenses subsequently incurred by StockPlayer in connection with the defense thereof other than reasonable costs of investigation; provided that StockPlayer shall have the right to employ separate counsel if, in the reasonable judgment of StockPlayer's counsel, it is advisable for StockPlayer to be represented by separate counsel or if in the reasonable judgement of StockPlayer's counsel, Client not vigorously and actively defending against any such claim or claims, and in either such event the reasonable legal fees and disbursements of such separate counsel shall be paid by Client.

      The foregoing agreements shall apply to any modification of the Agreement, shall remain in full force and effect following the completion or termination of StockPlayer engagement under the Agreement and shall be in addition to any rights that StockPlayer may have at common law or otherwise. The agreements in this Indemnification Agreement shall extend to and inure to the benefit of each person, if any, who may be deemed to control StockPlayer, be controlled by StockPlayer or be under common control with StockPlayer and to StockPlayer's, and to cash such other person's respective affiliates, directors, officers, employees and agents. This indemnification Agreement shall be binding on any successor of Client.

      Client represents that the Indemnification Agreement contained herein is the legal, valid, binding and enforceable obligation of Client, enforceable against Client according to its terms.

      This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law, and the forum for resolution of legal and interpretive issues shall be the Federal District courts in the State of New York.

      The parties hereto by signing this Exhibit in the space provided below signify their agreement to the indemnification provisions contained herein.


                                          FAMOUS FIXINS, INC.

                                          By: /s/ Jason Bauer
                                             ---------------------------

                                          STOCKPLAYER.COM, INC.

                                          By:
                                             ---------------------------